Exhibit 99.1
Gen. John W. "Jay" Raymond Elected to Planet’s Board
January 16, 2025

SAN FRANCISCO, January 16, 2025–Planet Labs PBC (NYSE: PL), a leading provider of daily data and insights about Earth, today announced General John W. "Jay" Raymond, formerly Chief of Space Operations of the U.S. Space Force and member of the Joint Chiefs of Staff, has been elected to Planet’s board by stockholder written consent.

“I’m very excited to welcome Gen. Raymond to our board of directors,” said Will Marshall, Co-Founder, Chief Executive Officer and Chairperson of Planet. “His many years of experience leading space operations at our highest levels of government are invaluable, particularly as we continue to expand our work with the public sector both in the US and internationally. He is a global expert on space strategy and we’re fortunate to be able to benefit from his deep and varied expertise. I look forward to him joining our team.”

“Timely, high-resolution satellite imagery is now more critical than ever to help combat the world’s most pressing issues, from natural disasters to geopolitical conflict. I believe Planet is uniquely equipped to provide the technology and data necessary to help identify and provide solutions, and I’m excited to help advise the company on its strategy and opportunities for growth,” said Gen. Raymond. “From the launch of the newest Pelican-2 satellite just this week to the myriad ways AI integration is enhancing what we can see beyond the human eye, I’m honored to join Planet at such a pivotal time for the business.”

As the first Chief of Space Operations of the U.S. Space Force, Gen. Raymond served as the senior uniformed Space Force officer responsible for the organization, training and equipping of all organic and assigned space forces serving in the United States and overseas. As a member of the Joint Chiefs of Staff, the Chief of Space Operations and other service chiefs function as military advisers to the Secretary of Defense, National Security Council and the President. Gen. Raymond was commissioned through the ROTC program at Clemson University in 1984. He commanded at squadron, group, wing, numbered air force, Major Command and Combatant Command levels. Gen. Raymond deployed to Southwest Asia as Director of Space Forces in support of operations Enduring Freedom and Iraqi Freedom. Prior to leading the establishment of the U.S. Space Force and serving as the 1st Chief of Space Operations, Gen. Raymond led the re-establishment of U.S. Space Command as the eleventh U.S. combatant command.

In accordance with applicable laws, Gen. Raymond’s election will become effective on the 40th day after the related Notice of Internet Availability of Information Statement is first sent to Planet’s stockholders, which Planet expects to occur in early 2025.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to over 1,000 customers, comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X (formerly Twitter).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” "could," "intends," "target," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar

Exhibit 99.1
terms or expressions that concern Planet’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the election of Gen., Raymond to Planet’s board of directors, including the expected timing of the effectiveness of such election, the expansion of Planet’s operations domestically and internationally, Planet’s growth opportunities, and the development of Planet’s products, including the integration of AI. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding Planet’s ability to forecast Planet’s performance due to Planet’s limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet’s filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements reflect Planet’s beliefs and assumptions only as of the date of this press release. Planet undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law.

Planet Press
Claire Bentley Dale
press@planet.com

Planet Investor Relations
Chris Genualdi, Cleo Palmer-Poroner
ir@planet.com